EXHIBIT 22.1
Guaranteed Securities

The following securities (collectively, the “Berry Global Senior Secured Notes”) issued by Berry Global, Inc., a Delaware corporation and wholly-owned subsidiary of Berry Global Group, Inc., a Delaware corporation (the “Company”), were outstanding as of April 2, 2022.

Description of Notes
0.95% First Priority Senior Secured Notes due 2024
1.00% First Priority Senior Secured Notes due 2025
4.875% First Priority Senior Secured Notes due 2026
1.57% First Priority Senior Secured Notes due 2026
1.50% First Priority Senior Secured Notes due 2027
1.65% First Priority Senior Secured Notes due 2027
4.500% Second Priority Senior Secured Notes due 2026
5.625% Second Priority Senior Secured Notes due 2027

Obligors

As of April 2, 2022, the obligors under the Berry Global Senior Secured Notes consisted of the Company, as a guarantor, and its subsidiaries listed in the following table:

Name	Jurisdiction	Obligor Type
AeroCon, LLC	Delaware	Guarantor
AVINTIV Acquisition Corporation	Delaware	Guarantor
AVINTIV Inc.	Delaware	Guarantor
AVINTIV Specialty Materials Inc.	Delaware	Guarantor
Berry Film Products Acquisition Company, Inc.	Delaware	Guarantor
Berry Film Products Company, Inc.	Delaware	Guarantor
Berry Global Films, LLC	Delaware	Guarantor
Berry Global, Inc.	Delaware	Issuer
Berry Plastics Acquisition Corporation V	Delaware	Guarantor
Berry Plastics Acquisition Corporation XII	Delaware	Guarantor
Berry Plastics Acquisition Corporation XIII	Delaware	Guarantor
Berry Plastics Acquisition LLC X	Delaware	Guarantor
Berry Plastics Design, LLC	Delaware	Guarantor
Berry Plastics Filmco, Inc.	Delaware	Guarantor
Berry Plastics IK, LLC	Delaware	Guarantor
Berry Plastics Opco, Inc.	Delaware	Guarantor
Berry Plastics SP, Inc.	Delaware	Guarantor
Berry Plastics Technical Services, Inc.	Delaware	Guarantor
Berry Specialty Tapes, LLC	Delaware	Guarantor
Berry Sterling Corporation	Delaware	Guarantor
BPRex Brazil Holding Inc.	Delaware	Guarantor
BPRex Closure Systems, LLC	Delaware	Guarantor
BPRex Closures Kentucky Inc.	Delaware	Guarantor
BPRex Closures, LLC	Delaware	Guarantor
BPRex Delta Inc.	Delaware	Guarantor
BPRex Healthcare Brookville Inc.	Delaware	Guarantor
BPRex Healthcare Packaging, Inc.	Delaware	Guarantor
BPRex Plastic Packaging, Inc.	Delaware	Guarantor
BPRex Plastics Services Company, Inc.	Delaware	Guarantor
BPRex Product Design and Engineering Inc.	Minnesota	Guarantor
BPRex Specialty Products Puerto Rico Inc.	New Jersey	Guarantor
Caplas LLC	Delaware	Guarantor
Caplas Neptune, LLC	Delaware	Guarantor
Captive Plastics Holdings, LLC	Delaware	Guarantor
Captive Plastics, LLC	Delaware	Guarantor
Cardinal Packaging, Inc.	Delaware	Guarantor
Chicopee, Inc.	Delaware	Guarantor
Chocksett Road Limited Partnership	Massachusetts	Guarantor
Chocksett Road Realty Trust	Massachusetts	Guarantor
Covalence Specialty Adhesives LLC	Delaware	Guarantor
Covalence Specialty Coatings LLC	Delaware	Guarantor
CPI Holding Corporation	Delaware	Guarantor
Dominion Textile (USA), L.L.C.	Delaware	Guarantor
Dumpling Rock, LLC	Massachusetts	Guarantor
Estero Porch, LLC	Delaware	Guarantor
Fabrene, L.L.C.	Delaware	Guarantor
Fiberweb GEOS, Inc.	Virginia	Guarantor
Fiberweb, LLC	Delaware	Guarantor
Global Closure Systems America 1, Inc.	Delaware	Guarantor
Grafco Industries Limited Partnership	Maryland	Guarantor
Kerr Group, LLC	Delaware	Guarantor
Knight Plastics, LLC	Delaware	Guarantor
Laddawn, Inc.	Massachusetts	Guarantor
Lamb’s Grove, LLC	Delaware	Guarantor
Letica Corporation	Michigan	Guarantor
Letica Resources, Inc.	Michigan	Guarantor
M&H Plastics, Inc.	Virginia	Guarantor
Millham, LLC	Delaware	Guarantor
Old Hickory Steamworks, LLC	Delaware	Guarantor
Packerware, LLC	Delaware	Guarantor
Pescor, Inc.	Delaware	Guarantor
PGI Europe, Inc.	Delaware	Guarantor
PGI Polymer, Inc.	Delaware	Guarantor
Pliant International, LLC	Delaware	Guarantor
Pliant, LLC	Delaware	Guarantor
Poly-Seal, LLC	Delaware	Guarantor
Providencia USA, Inc.	North Carolina	Guarantor
Rollpak Corporation	Delaware	Guarantor
RPC Bramlage, Inc.	Pennsylvania	Guarantor
RPC Leopard Holdings, Inc.	Delaware	Guarantor
RPC Packaging Holdings (US), Inc.	Delaware	Guarantor
RPC Superfos US, Inc.	Delaware	Guarantor
RPC Zeller Plastik Libertyville, Inc.	Delaware	Guarantor
Saffron Acquisition, LLC	Delaware	Guarantor
Setco, LLC	Delaware	Guarantor
Sugden, LLC	Delaware	Guarantor
Sun Coast Industries, LLC	Delaware	Guarantor
Uniplast Holdings, LLC	Delaware	Guarantor
Uniplast U.S., Inc.	Delaware	Guarantor
Venture Packaging Midwest, Inc.	Delaware	Guarantor
Venture Packaging, Inc.	Delaware	Guarantor

Pledged Security Collateral

As of April 2, 2022, the obligations under the Berry Global Senior Secured Notes were secured by pledges of the capital stock of the following affiliates of the Company:

Name	Country	State	Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests	Percentage of Owned Interests Pledged
AEP Canada Inc.	Canada		Berry Global Films, LLC	100.00%	65%
AEP Industries Finance Inc.	USA	DE	Berry Global Films, LLC	100.00%	100%
AeroCon, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Aspen Industrial S.A. de C.V.	Mexico		Pliant, LLC and Pliant Corporation International	100.00%	65%
			(1 share)
AVINTIV Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
AVINTIV Acquisition Corporation	USA	DE	AVINTIV Inc.	100.00%	100%
AVINTIV Specialty Materials, Inc.	USA	DE	AVINTIV Acquisition Corporation	100.00%	100%
Berry Film Products Acquisition Company, Inc. (f/k/a Clopay Plastic Products Acquisition Company, Inc.)	USA	DE	Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	100.00%	100%
Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Global Films, LLC (f/k/a Berry Plastics Acquisition Corporation XV, LLC)	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Global International Financing Limited	UK		AVINTIV Inc.	100.00%	65%
Berry Global, Inc. (f/k/a Berry Plastics Corporation)	USA	DE	Berry Plastics Group, Inc.	100.00%	100%
Berry Plastics Acquisition Corporation V	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Acquisition Corporation XII	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Acquisition Corporation XIII	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Acquisition Corporation XIV, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Acquisition LLC II	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Acquisition LLC X	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Canada, Inc.	Canada		Berry Global, Inc.	100.00%	65%
Berry Plastics de Mexico, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	100.00%	65%
Berry Plastics Design, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Escrow Corporation	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Escrow, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Filmco, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics IK, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics International B.V.	Netherlands		Berry Global, Inc.	100.00%	65%
Berry Plastics Opco, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics SP, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Plastics Technical Services, Inc.	USA	DE	Venture Packaging, Inc.	100.00%	100%
Berry Specialty Tapes, LLC (f/k/a Berry Plastics Acquisition Corporation XI)	USA	DE	Berry Global, Inc.	100.00%	100%
Berry Sterling Corporation	USA	DE	Berry Global, Inc.	100.00%	100%
Berry UK Holdings Limited	UK		AVINTIV Inc.	100.00%	65%
BP Parallel, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Brazil Holding Inc.	USA	DE	BPRex Healthcare Brookville, Inc.	100.00%	100%
BPRex Closure Systems, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Closures Kentucky Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Closures, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex de Mexico S.A. de R.L. de CV	Mexico		Berry Global, Inc. and Berry Plastics Acquisition LLC X (1 share)	100.00%	65%
BPRex Delta Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Healthcare Brookville Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%	100%
BPRex Healthcare Packaging, Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%	100%
BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		Berry Global, Inc.	50.00%	65%[1]
BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Healthcare Packaging, Inc.	50.00%	65%
BPRex Plastic Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
BPRex Plastic Services Company Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%	100%
BPRex Product Design & Engineering Inc.	USA	MN	BPRex Healthcare Brookville, Inc.	100.00%	100%
BPRex Specialty Products Puerto Rico Inc.	USA	NJ	BPRex Plastic Packaging, Inc.	100.00%	100%
Caplas LLC	USA	DE	Captive Plastics LLC	100.00%	100%
Caplas Neptune, LLC	USA	DE	Captive Plastics LLC	100.00%	100%
Captive Plastics Holdings, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%	100%
Captive Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%	100%
Cardinal Packaging, Inc.	USA	DE	CPI Holding Corporation	100.00%	100%
Chicopee Asia, Limited	Hong Kong		Chicopee, Inc.	100.00%	65%
Chicopee Holdings B.V.	Netherlands		PGI Europe, Inc.	100.00%	65%
Chicopee, Inc.	USA	DE	PGI Polymer, Inc.	100.00%	100%
Chocksett Road Limited Partnership	USA	MA	Berry Global, Inc.	98% Limited Partnership Interests	100%
				2% General Partnership Interests
Chocksett Road Realty Trust	USA	MA	Chocksett Road Limited Partnership	Sole Beneficiary	100%
Berry Holding Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	99.99%	65%[2]
Berry Holding Company do Brasil Ltda.	Brazil		Berry Global, Inc.	0.01%
Covalence Specialty Adhesives LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Covalence Specialty Coatings LLC	USA	DE	Berry Global, Inc.	100.00%	100%
CPI Holding Corporation	USA	DE	Berry Global, Inc.	100.00%	100%
CSM Mexico SPV LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Dominion Textile (USA), L.L.C.	USA	DE	Chicopee, Inc.	100.00%	100%
DT Acquisition Inc.	Canada		AVINTIV Specialty Materials, Inc.	100.00%	65%
Dumpling Rock, LLC	USA	MA	Berry Global, Inc.	100.00%	100%
Estero Porch, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Fabrene, L.L.C.	USA	DE	PGI Europe, Inc.	100.00%	100%
Fiberweb Geos, Inc.	USA	VA	PGI Europe, Inc.	100.00%	100%
Fiberweb, LLC f/k/a Fiberweb, Inc.	USA	DE	PGI Europe, Inc.	100.00%	100%
Global Closure Systems America 1, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%	100%
Grafco Industries Limited Partnership	USA	MD	Caplas LLC	99.00%	100%
Grafco Industries Limited Partnership	USA	MD	Caplas Neptune, LLC	1.00%	100%
Grupo de Servicios Berpla, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	65.00%	65%
Grupo de Servicios Berpla, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation XIV	35.00%	65%
Kerr Group, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Knight Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%	100%
Laddawn, Inc.	USA	MA	Berry Global, Inc.	100.00%	100%
Lamb’s Grove, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Letica Corporation	USA	DE	RPC Leopard Holdings, Inc.	100.00%	100%
Letica Resources, Inc.	USA	DE	RPC Leopard Holdings, Inc.	100.00%	100%
M&H Plastics, Inc.	USA	VA	AVINTIV Inc.	100.00%	100%
Millham, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Old Hickory Steamworks, LLC	USA	DE	Fiberweb, LLC	100.00%	100%
Packerware, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%	100%
Pescor, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%
PGI Acquisition Limited	UK		PGI Europe, Inc.	100.00%	65%
PGI Europe, Inc.	USA	DE	Chicopee, Inc.	100.00%	100%
PGI Nonwovens (Mauritius)	Mauritius		PGI Polymer, Inc.	100.00%	65%
PGI Polymer, Inc.	USA	DE	Avintiv Specialty Materials, Inc.	100.00%	100%
Pliant de Mexico S.A. de C.V.	Mexico		Pliant, LLC	36.03%	65%
Pliant International, LLC	USA	DE	Pliant, LLC	100.00%	100%
Pliant, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Poly-Seal, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Providencia USA, Inc.	USA	NC	Chicopee, Inc.	100.00%	100%
Rollpak Corporation	USA	DE	Berry Global, Inc.	100.00%	100%
RPC Bramlage, Inc.	USA	PA	RPC Packaging Holdings (US), Inc.	100.00%	100%
RPC Leopard Holdings, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%	100%
RPC Packaging Holdings (US), Inc.	USA	DE	AVINTIV Inc.	100.00%	100%
RPC Superfos US, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%	100%
RPC Zeller Plastik Libertyville, Inc.	USA	DE	Global Closure Systems America 1, Inc.	100.00%	100%
Saffron Acquisition, LLC	USA	DE	Kerr Group, LLC	100.00%	100%
Setco, LLC	USA	DE	Kerr Group, LLC	100.00%	100%
Sugden, LLC	USA	DE	Berry Global, Inc.	100.00%	100%
Sun Coast Industries, LLC	USA	DE	Saffron Acquisition, LLC	100.00%	100%
Uniplast Holdings, LLC	USA	DE	Pliant, LLC	100.00%	100%
Uniplast U.S., Inc.	USA	DE	Uniplast Holdings, Inc.	100.00%	100%
Venture Packaging Midwest, Inc.	USA	DE	Venture Packaging, Inc.	100.00%	100%
Venture Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%	100%

1	65% of the aggregate stock of BPRex Plastic Packaging de Mexico S.A. de C.V. is pledged.
2	65% of the aggregate stock of Berry Holding Company do Brasil Ltda. is pledged.